Proxy Statement Pursuant to Section 14(a) of the
Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
[   ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[   ]  Soliciting Material under Rule 14a-12

The Italy Fund Inc.
(Name of Registrant as Specified in its Charter)

Robert Nelson
(Name of Person Filing Proxy Statement, if other that the Registrant)

Payment of Filing Fee (Check appropriate box):
[X]	No fee required
[   ]	Fee computed on table below per Exchange Act
Rules 14a-
6(i)(4) and 0-11.

(1)	Title of each class of securities to which
the transaction
applies:

(2)	Aggregate number of securities to which
transactions
applies:

(3)	Per unit price or other underlying value of
transaction
computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of
transaction:

(5) Total fee paid:

[   ]	Fee paid previously with preliminary
materials.
[   ]	Check box if any part of the fee is offset as
provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the
previous filing by registration statement number, or the
Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

THE ITALY FUND INC.
388 Greenwich Street, New York, NY 10013

April 19, 2000

To Our Fellow Shareholders:

The Board of Directors of The Italy Fund Inc. ("the
Fund") recently sent you proxy materials for its Annual Meeting of Stockholders to be held on May
10, 2000. In these materials your Board is asking you to use the White Proxy Card to:

? Vote "FOR" the reelection of two experienced directors, Paolo M. Cucchi and Mario d'Urso;
? Vote "FOR" the ratification of the selection of the Fund's independent auditors;
? Vote "AGAINST" the non-binding shareholder proposal submitted by Opportunity Partners L.P.
to convert the Fund to an open-end structure.

It has come to our attention that Mr. Phillip
Goldstein of Opportunity Partners L.P. has mailed his own proxy solicitation material in an attempt to replace Mr. Cucchi and Mr. d'Urso with his own board members and to pursue his proposed goal of converting the Fund to an open-end structure.

Your Board of Directors unanimously opposes both
Mr. Goldstein's attempt to place himself and a colleague on your Fund's Board and the costly proposal to convert the Fund to an open-end structure. We urge you to voice your opposition to these two proposals by signing and dating the enclosed WHITE proxy card or voting form and mailing it in the enclosed postage-paid envelope.
Do not sign or return any GREEN card you may receive from Phillip Goldstein, even as a protest vote against Mr. Goldstein. If you have already returned a GREEN card, you may revoke that proxy by signing, dating, and returning the enclosed WHITE card.

Frankly, we are puzzled by Mr. Goldstein's actions.
Consider these facts about The Italy Fund:

? Strong Performance: For the fiscal year ended
January 31, 2000, the Fund provided stockholders with a return of 35.61% on their investment
(based on market value). This performance was achieved in a market that did not readily offer high returns-as evidenced by a total return of 2.92% for the BCI General Index , 3.05% for the
Milan MIBtel 30 Index and -0.16 for the Morgan
Stanley Capital International Index ("MCSI Italy
Index"). All three indices are widely accepted measures of the performance of the Italian stock market. Since the fiscal year ended January 31, 2000, the Fund has continued to outperform its relevant indices.
? Exceptional Long-Term Performance: The Fund's average annual returns for the three- and five-year periods ended January 31, 2000 were 27.89% and 20.07%, respectively, based on market value.
In comparison, the MCSI Italy Index returned
20.91% and 15.81%, respectively, for the same time periods.
? The Fund's Closed-End Structure Contributes to its Performance: The Fund's closed-end structure contributes to the Fund's security selection process by providing it with greater investment flexibility to invest in less liquid securities which offer potentially greater returns, and allows it to maintain a longer investment horizon. Since, in contrast to how a fund with an open-end structure must operate, the Fund does not have to keep a meaningful portion of its assets in cash to satisfy redemptions on demand, the Fund is never forced to invest or sell securities at an inopportune time in the market and its assets can be more fully invested.

Mr. Goldstein's proxy materials offer little by way of solutions to enhance the value of your Fund's shares other than his standard approach, which is to eliminate the discount to net asset value by converting to an open-end fund. Mr. Goldstein fails to acknowledge the constraints this conversion would place on the Fund's investment process, not to mention the significant cost to the Fund and its shareholders.

Your Board of Directors recognizes shareholders' concerns regarding the discount and is taking steps to address it. Since October of 1998, the Fund has instituted a share repurchase program that has resulted in a measurable benefit to shareholders.
Not only has our repurchase program provided liquidity to those who wish to sell their shares, it has also increased the net asset value ("NAV") of the portfolio for those who have chosen to remain.

From October 1998 to March 31, 2000, the Fund has repurchased and retired 1,348,975 shares at a cost of over $21 million. This represents approximately
14% of the shares originally issued and has increased the portfolio's NAV by 45.4 cents per share. In an effort to substantially decrease the discount to NAV, it is the Fund's current intention to continue its active share repurchase program.

As we continue to seek to reduce the discount and make investment choices aimed at maximizing shareholder returns, we remain committed to the closed-end structure that has helped your Fund achieve its exceptional results. As stated previously, your Board of Directors believes the Fund's current structure allows for greater investment flexibility while maintaining a longer investment horizon. We believe that there are significant adverse features and consequences for the Fund associated with an open-end structure. As discussed above, one example of an adverse feature is that the Fund could be forced to sell securities at an inopportune time to meet redemption requests;
consequently, a portion of the Fund's assets-- possibly a large portion--would have to remain in cash, thereby decreasing the growth potential of the portfolio. The resulting sale of securities would expose stockholders to significant taxable capital gains distributions. In addition, if heavy withdrawals were experienced, the size of the portfolio could be dramatically reduced and the Fund's fixed expenses would have to be spread over a smaller asset base. Moreover, these fixed expenses currently do not take into account the new and ongoing expenses associated with establishing and maintaining an open-end fund and a distribution network for the Fund's shares.

Your Fund's Board will continue to assess the benefits of its current structure, and will continue its efforts to enhance shareholder values.
In the meantime, we believe your current directors have shown the expertise and judgement necessary to best represent the interests of all shareholders.

We urge you to vote AGAINST Mr. Goldstein and his proposal and to vote FOR your Board's nominees.
Please sign, date and return the enclosed WHITE proxy card in the postage-paid return envelope.
Should you need another copy of our proxy materials, or if you have any questions, please call the Fund or its proxy solicitor, Georgeson
Shareholder Communications, Inc., toll-free at
(800) 223-2064.

Thank you for your time and consideration.

Sincerely,
/s/ Heath B. McLendon
Heath B. McLendon
Chairman
G:\Fund Accounting\Legal\FUNDS\#ITA\2000\Secdocs\shareholderletter.doc

?	Please mark
	votes as in
	this example

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
PROPOSALS 1 and 2 AND AGAINST PROPOSAL 3.

1.	To elect Paolo M. Cucchi and Mario 		* FOR	* WITHHELD
	d'Urso as Class II Directors of the Fund.
		*
______________________
			For
all nominees except as
	noted
above


2.	To ratify the selection of KPMG LLP	* FOR	* AGAINST	* ABSTAIN
	as the independent auditors of the Fund for the fiscal year ending January 31, 2001.

3.	To consider a non-binding shareholder 	* FOR	* AGAINST	* ABSTAIN
	recommendation that the Board of Directors take steps to convert the Fund to an open-end structure.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.

Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Signature:  ______________________________ Date
___________________________

Signature:  ______________________________ Date
___________________________


PROXY
THE ITALY FUND INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
Annual Meeting on May 10, 2000



	The undersigned holder of shares of The Italy
Fund Inc. (the "Fund"), a Maryland corporation, hereby appoints Heath B. McLendon, Christina T. Sydor and
Robert M. Nelson as attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Annual
Meeting of Shareholders of the Fund (the "Meeting") to be held in the Downtown Conference Center on the mezzanine level at 7 World Trade Center, New York, New
York on the date indicated above, and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March 30, 2000, and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

CONTINUED AND TO
BE SIGNED
ON REVERSE SIDE

SEE REVERSE SIDE